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                                 EXHIBIT 10.59

           PROMISSORY NOTE FOR $5,000,000 TO RYAN COMPANIES US, INC.

                       RELATING TO THE MOTOROLA BUILDING
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                                PROMISSORY NOTE
                                ---------------


$5,000,000.00                                             March 29, 2000


     FOR VALUE RECEIVED, the undersigned, WELLS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Borrower"), promises to pay to the order of RYAN COMPANIES US, INC., a Minnesota corporation ("Lender"), at its offices at 700 International Centre, 900 Second Avenue South, Minneapolis, Minnesota 55402, or at such other place as the holder hereof may from time to time designate in writing, in lawful money of the United States of America, the principal sum of Five Million and No/100 Dollars ($5,000,000.00), together with interest on the unpaid principal balance thereof from and after the date hereof at the rate of nine percent (9%) per annum. Accrued interest shall be paid on May 1, 2000 and on the first day of each month thereafter until April 1, 2001, on which date the entire unpaid principal balance and all accrued but unpaid interest thereon shall be due and payable. If a monthly interest payment is not made within five
(5) days of the date when due, Borrower shall pay to the holder hereof a late payment charge of four percent (4%) of the amount of the overdue payment. All payments made hereon shall be applied first to accrued late payment charges, then to accrued interest and then to reduction of the principal balance. Borrower may prepay the unpaid balance of the indebtedness evidenced hereby at any time, without premium or penalty.

     This Promissory Note is secured by a Purchase Money Deed of Trust, Assignment of Lease and Rents, Fixture Filing and Security Agreement of even date herewith made by Borrower in favor of Lender pertaining to property located in Maricopa County, Arizona ("Deed of Trust"). Upon the occurrence of an Event of Default, as defined in the Deed of Trust, the entire unpaid principal sum evidenced by this Promissory Note, together with all accrued and unpaid interest thereon, shall at the option of the holder hereof become immediately due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Borrower further agrees to pay all costs incurred by the holder hereof to collect the amounts due hereunder, including court costs and reasonable attorneys' fees.

     Borrower waives presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Promissory Note and any lack of diligence or delays in collection or enforcement of this Promissory Note. This Promissory Note shall be governed by and construed in accordance with the laws of the State of Minnesota.

     IN TESTIMONY WHEREOF, Borrower has caused this Promissory Note to be duly executed and delivered as of the date first above written.


                              WELLS OPERATING PARTNERSHIP, L.P.
                              By: Wells Real Estate Investment Trust, Inc., Its General Partner


                                   By: /s/ Douglas P. Williams
                                       -----------------------------
                                   Its:   Executive Vice President